EXHIBIT 4.2

                                WARRANT NO. WIP-1

                   To Purchase 500,000 Shares of Common Stock
                                       of
                        EL CAPITAN PRECIOUS METALS, INC.
                                 ---------------


      This Warrant and the Securities issuable upon exercise of this Warrant have not been registered under the Securities Act of 1933 (the "1933 Act") or under any state securities or "Blue Sky" laws ("Blue Sky Laws"). No transfer, sale, assignment, pledge, hypothecation or other disposition of this Warrant or the Securities issuable upon exercise of this Warrant or any interest therein may be made except (a) pursuant to an effective registration statement under the 1933 Act and any applicable Blue Sky Laws or (b) if the Corporation has been furnished with an opinion of counsel for the holder, which opinion and counsel shall be reasonably satisfactory to the Corporation, to the effect that no registration is required because of the availability of an exemption from registration under the 1933 Act and applicable Blue Sky laws.

      THIS CERTIFIES THAT, for good and valuable consideration Whitebox Intermarket Partners, L.P., a British Virgin Islands limited partnership (the "Holder"), or the Holder's registered assigns, is entitled to subscribe for and purchase from El Capitan Precious Metals, Inc., a Nevada corporation (the "Corporation"), at any time on or after October 28, 2005, to and including October 28, 2010 (subject to the limitations provided in Section 10 below), 500,000 fully paid and nonassessable shares of Common Stock of the Corporation at the price of $0.60 per share (the "Warrant Exercise Price"), subject to the anti-dilution and price protection provisions of this Warrant.

      The shares which may be acquired upon exercise of this Warrant are referred to herein as the "Warrant Shares." As used herein, the term "Holder" means the Holder, any party who acquires all or a part of this Warrant as a registered transferee of the Holder, or any record holder or holders of the Warrant Shares issued upon exercise, whether in whole or in part, of the Warrant. The term "Common Stock" means the common stock, $0.001 par value per share, of the Corporation.

      This Warrant is subject to the following provisions, terms and conditions:

1. Exercise; Transferability.

      (a) The rights represented by this Warrant may be exercised by the Holder hereof, in whole or in part (but not as to a fractional share of Common Stock), by written notice of exercise (in the form attached hereto) delivered to the Corporation at the principal office of the Corporation prior to the expiration of this Warrant and accompanied or preceded by the surrender of this Warrant along with a check in payment of the Warrant Exercise Price for such Warrant Shares.

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      (b) Except as provided in Section 7 hereof,  this Warrant may not be sold, transferred, assigned, hypothecated or divided into two or more Warrants of smaller denominations, nor may any Warrant Shares issued pursuant to exercise of this Warrant be transferred. In no event may this Warrant be transferred and divided (without any exercise hereof) into any denomination(s) of less than 100 Warrant Shares.

2. Exchange and Replacement. Subject to Sections 1 and 7 hereof, this Warrant is exchangeable upon the surrender hereof by the Holder to the Corporation at its office for new Warrants of like tenor and date representing in the aggregate the right to purchase the number of Warrant Shares purchasable hereunder, each of such new Warrants to represent the right to purchase such number of Warrant Shares (not to exceed the aggregate total number purchasable hereunder) as shall be designated by the Holder at the time of such surrender. Upon receipt by the Corporation of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of this Warrant, if mutilated, the Corporation will make and deliver a new Warrant of like tenor, in lieu of this Warrant. This Warrant shall be promptly canceled by the Corporation upon the surrender hereof in connection with any exchange or replacement. The Corporation shall pay all expenses, taxes (other than stock transfer taxes), and other charges payable in connection with the preparation, execution, and delivery of Warrants pursuant to this Section 2.

3. Issuance of the Warrant Shares.

      (a) The Corporation agrees that the Warrant Shares shall be and are deemed to be issued to the Holder as of the close of business on the date on which this Warrant shall have been surrendered and the payment made for such Warrant Shares as aforesaid. Subject to the provisions of paragraph (b) of this Section 3, certificates for the Warrant Shares so purchased shall be delivered to the Holder within a reasonable time after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant representing the right to purchase the number of Warrant Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be delivered to the Holder.

      (b) Notwithstanding the foregoing, however, the Corporation shall not be required to deliver any certificate for Warrant Shares upon exercise of this Warrant except in accordance with exemptions from the applicable securities registration requirements or registrations under applicable securities laws. Except as described in Section 9, nothing herein shall obligate the Corporation to effect registrations under federal or state securities laws. If registrations are not in effect and if exemptions are not available when the Holder seeks to exercise the Warrant, the Warrant exercise period will be extended, if need be, to prevent the Warrant from expiring, until such time as either registrations become effective or exemptions are available, and the Warrant shall then remain exercisable for a period of at least 30 calendar days from the date the Corporation delivers to the Holder written notice of the availability of such registrations or exemptions. The Holder agrees to execute such documents and make such representations, warranties and agreements as may be required solely to comply with the exemptions relied upon by the Corporation, or the registrations made, for the issuance of the Warrant Shares.

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4. Covenants of the Corporation.  The Corporation  covenants and agrees that all
Warrant Shares will, upon issuance pursuant to the terms hereof, be duly authorized and issued, fully paid, non-assessable and free from all taxes, liens and charges with respect to the issue thereof. The Corporation further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Corporation will at all times have authorized and reserved for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

5. Anti-dilution Adjustments. The provisions of this Warrant are subject to adjustment as provided in this Section 5.

      (a) Stock Splits, Dividends and Combinations. The Warrant Exercise Price shall be adjusted from time to time such that in case the Corporation shall hereafter:

            (i) pay any dividends on any class of stock of the Corporation payable in Common Stock or securities convertible into Common Stock;

            (ii) subdivide its then outstanding shares of Common Stock into a greater number of shares; or

            (iii)   combine    outstanding    shares   of   Common   Stock,   by
reclassification or otherwise;

then, in any such event, the Warrant Exercise Price in effect immediately prior to such event shall (until adjusted again pursuant hereto) be adjusted immediately after such event to a price (calculated to the nearest full cent) determined by dividing (A) the number of shares of Common Stock outstanding immediately prior to such event, multiplied by the then existing Warrant Exercise Price, by (B) the total number of shares of Common Stock outstanding immediately after such event (including in each case the maximum number of shares of Common Stock issuable in respect of any securities convertible into Common Stock), and the resulting quotient shall be the adjusted Warrant Exercise Price per share. An adjustment made pursuant to this Subsection shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this Subsection, the Holder of any Warrant thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Corporation, the Board of Directors (whose determination shall be conclusive) shall determine the allocation of the adjusted Warrant Exercise Price between or among shares of such classes of capital stock or shares of Common Stock and other capital stock. All calculations under this Subsection shall be made to the nearest cent or to the nearest 1/100 of a share, as the case may be. In the event that at any time as a result of an adjustment made pursuant to this Subsection, the holder of any Warrant thereafter surrendered for exercise shall become entitled to receive any shares of the Corporation other than shares of Common Stock, thereafter the Warrant Exercise Price of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Section.

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

      (b) Mechanics of Adjustment for Stock Splits, Dividends and Combinations. Upon each adjustment of the Warrant Exercise Price pursuant to Section 5(a) above, the Holder of each Warrant shall thereafter (until another such adjustment) be entitled to purchase at the adjusted Warrant Exercise Price the number of shares, calculated to the nearest full share, obtained by multiplying the number of shares specified in such Warrant (as adjusted as a result of all adjustments in the Warrant Exercise Price in effect prior to such adjustment) by the Warrant Exercise Price in effect prior to such adjustment and dividing the product so obtained by the adjusted Warrant Exercise Price.

      (c) Consolidations, Mergers and Reorganization Events. In case of any consolidation or merger to which the Corporation is a party other than a merger or consolidation in which the Corporation is the continuing corporation, or in case of any sale, transfer or other disposition to another corporation of all or substantially all of the assets of the Corporation, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Corporation), there shall be no adjustment under Subsection (a) of this Section 5; but the Holder of each Warrant then outstanding shall have the right thereafter to convert such Warrant into the kind and amount of shares of stock and other securities and property which the Holder would have owned or have been entitled to receive immediately after such consolidation, merger, statutory exchange, sale or transfer had such Warrant been converted immediately prior to the effective date of such consolidation, merger, statutory exchange, sale or transfer and, in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section with respect to the rights and interests thereafter of any Holders of the Warrant, to the end that the provisions set forth in this Section shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock and other securities and property thereafter deliverable on the exercise of the Warrant. The provisions of this Subsection shall similarly apply to successive consolidations, mergers, statutory exchanges, sales or transfers.

      (d) Adjustments for Diluting Issues. In addition to the adjustments of the Warrant Exercise Price provided above, the Warrant Exercise Price shall be subjected to further adjustment from time to time as follows (the main operative provision hereof is in Section 5(d)(iii) below):

            (i) Special Definitions:

                  (A) "Options" shall mean rights, options or warrants (other than as excluded by Section 5(d)(i)(D) below) to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities (as defined herein).

                  (B) "Original Issue Date" shall mean the date hereof.

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

                  (C) "Convertible Securities" shall mean securities (other than as excluded by Section 5(d)(i)(D) below) convertible, either directly or indirectly, into or exchangeable for Common Stock.

                  (D) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or, deemed to be issued) by the Corporation after the Original Issue Date other than shares of Common Stock issued (or deemed to be issued):

                        1. to employees, consultants or directors pursuant to stock option, stock grant, stock purchase or similar plans or arrangements approved by the Corporation's Board of Directors;

                        2. as a dividend or other distribution in connection with which an adjustment to the Warrant Exercise Price is made;

                        3. in a merger, consolidation, acquisition or similar business combination that is approved by the Corporation's Board of Directors;

                        4.  pursuant  to  credit,   lease  or  other  commercial
      financing arrangements with parties not affiliated with the Corporation that are approved by the Corporation's Board of Directors;

                        5. in exchange for technology or other non-cash assets as approved by the Corporation's Board of Directors;

                        6. pursuant to any rights or agreements outstanding on the Original Issue Date; or

                        7. if the Holder agrees in writing that such shares shall not constitute Additional Shares of Common Stock.

            (ii) Deemed Issue of Additional Shares of Common Stock. Except as otherwise provided in Section 5(d), in the event the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of any holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which Additional Shares of Common Stock are deemed to be issued:

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                  (A) no further  adjustment in the Warrant Exercise Price shall be made upon the subsequent issue of such Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                  (B) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Company, or increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion or exchange thereof, the Warrant Exercise Price computed upon the original issue thereof or upon the occurrence of a record date with respect thereto, and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease;

                  (C) upon the expiration of any such Option or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Warrant Exercise Price computed upon the original issue thereof or upon occurrence of a record date with respect thereto, and any subsequent adjustments based thereon, shall, upon such expiration:

                        1. in the case of Convertible Securities or Options for Common Stock, be recomputed as though the only Additional Shares of Common Stock issued were shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities, and the consideration received therefor was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, or for the issue of all such Convertible Securities, whether or not converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange; and

                        2. in the case of Options for Convertible Securities, be recomputed as though only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options and the consideration received by the Company for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company upon the issue of the Convertible Securities with respect to which such Options were actually exercised.

                  (D) no readjustment pursuant to Section 5(d) shall have the effect of increasing the Warrant Exercise Price to an amount which exceeds the Warrant Exercise Price existing immediately prior to the original adjustment with respect to the issuance of such Options or Convertible Securities, as adjusted for any Additional Shares of Common Stock issued (or deemed to be issued) between such original adjustment date and such readjustment date; and

                  (E) in the case of any Option or Convertible Security with respect to which the maximum number of shares of Common Stock issuable upon exercise or conversion or exchange thereof is not determinable, no adjustment to the Warrant Exercise Price shall be made until such number becomes determinable.

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            (iii) Adjustments for Issuance of Additional Shares of Common Stock.
If the Company, at any time after the issuance of this Warrant, shall issue any Additional Shares of Common Stock (otherwise than as provided in the Sections 5(a) and 5(c) above) at a price per share less than the applicable Warrant Exercise Price then in effect or without consideration, then the applicable Warrant Exercise Price upon each such issuance shall be adjusted to that price (rounded to the nearest cent) determined by multiplying the applicable Warrant Exercise Price then in effect by a fraction, (i) the numerator of which shall be equal to the sum of (A) the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Shares of Common Stock plus
(B) the number of shares of Common Stock (rounded to the nearest whole share) which the aggregate consideration for the total number of such Additional Shares of Common Stock so issued would purchase at a price per share equal to the applicable Warrant Exercise Price then in effect, and (ii) the denominator of which shall be equal to the number of shares of Common Stock outstanding immediately after the issuance of such Additional Shares of Common Stock.

            The provisions of this Section 5(d)(iii) shall not apply under any of the circumstances for which an adjustment is provided in Sections 5(a), 5(b) or 5(c) above. No adjustment of the applicable Warrant Exercise Price shall be made under this Section 5(d) upon the issuance of any Additional Shares of Common Stock which are issued pursuant to any Options or Convertible Securities if upon the issuance of such Options or Convertible Securities (x) any adjustment shall have been made pursuant to Section 5(d)(ii) above or (y) no adjustment was required pursuant to this Section 5(d)(iii). No adjustment of the applicable Warrant Exercise Price shall be made under this Section 5(d)(iii) in an amount less than $.01 per share, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment, if any, which together with any adjustments so carried forward shall amount to $.01 per share or more; provided, however, that upon any adjustment of the applicable Warrant Exercise Price as a result of any dividend or distribution payable in Common Stock or Convertible Securities or the reclassification, subdivision or combination of Common Stock into a greater or smaller number of shares, the foregoing figure of $.01 per share (or such figure as last adjusted) shall be adjusted (to the nearest one-half cent) in proportion to the adjustment in the applicable Warrant Exercise Price.

            (iv) Determination of Consideration. For purposes of this Section 5(d), the consideration received by the Corporation for any Additional Shares of Common Stock issued (or deemed to be issued) shall be computed as follows:

                  (A) Cash and Property. Such consideration shall:

                        (1) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company;

                        (2) insofar as it consists of securities and the value of such securities is not determinable by reference to a separate agreement, (A) if the securities are then traded on a national securities exchange or the Nasdaq Stock Market (or a similar national quotation system), then the value shall be computed based on the average of the closing prices of the securities on such exchange or system over the thirty (30)-day period ending on the date of receipt by the Corporation,
      (B) if the securities are actively traded over-the-counter, then the value shall be computed based on the average of the closing bid prices over the thirty (30) day ending on the date of receipt by the Corporation, and (C) if there is no active public market, then the value shall be computed based on the fair market value thereof on the date of receipt by the Corporation, as determined in good faith by the Board of Directors;

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                        (3) insofar as it  consists of property  other than cash
      and securities, be computed at the fair market value thereof at the time of such issuance, as determined in good faith by the Board of Directors; and

                        (4) if Additional Shares of Common Stock are issued (or deemed to be issued) together with other shares or securities or other assets of the Corporation for consideration which cover both, by the proportion of such consideration so received, computed as provided in the immediately preceding Sections 5(d)(iv)(A)(1), 5(d)(iv)(A)(2) and 5(d)(iv)(A)(3), as determined in good faith by the Board of Directors.

                  (B) Options and Convertible Securities. The consideration received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 5(d) relating to Option and Convertible Securities, shall be the sum of (x) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus (y) the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

      (e) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Warrant Exercise Price or the number of Warrants covered hereby pursuant to this Section 5, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of the Holder, furnish or cause to be furnished to the Holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Warrant Exercise Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the exercise of this Warrant.

6. No Voting Rights. This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Corporation.

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7. Notice of Transfer of Warrant or Resale of the Warrant Shares.

      (a) Subject to the sale, assignment, hypothecation or other transfer restrictions set forth in Section 3 hereof, the Holder, by acceptance hereof, agrees to give written notice to the Corporation before transferring this Warrant or transferring any Warrant Shares of such Holder's intention to do so, describing briefly the manner of any proposed transfer. Promptly upon receiving such written notice, the Corporation shall present copies thereof to the Corporation's counsel. If in the opinion of such counsel the proposed transfer may be effected without registration or qualification (under any federal or state securities laws), the Corporation, as promptly as practicable, shall notify the Holder of such opinion, whereupon the Holder shall be entitled to transfer this Warrant or to dispose of Warrant Shares received upon the previous exercise of this Warrant, all in accordance with the terms of the notice delivered by the Holder to the Corporation; provided that an appropriate legend may be endorsed on this Warrant or the certificates for such Warrant Shares respecting restrictions upon transfer thereof necessary or advisable in the opinion of counsel and satisfactory to the Corporation to prevent further transfers which would be in violation of Section 5 of the 1933 Act and applicable state securities laws; and provided further that the prospective transferee or purchaser shall execute such documents and make such representations, warranties and agreements as may be required solely to comply with the exemptions relied upon by the Corporation for the transfer or disposition of the Warrant or Warrant Shares.

      (b) If, in the opinion of the Corporation's counsel, the proposed transfer or disposition of this Warrant or such Warrant Shares described in the written notice given pursuant to this Section 7 may not be effected without registration or qualification of this Warrant or such Warrant Shares, the Corporation shall promptly give written notice thereof to the Holder, and the Holder will limit its activities in respect to such transfer or disposition as, in the opinion of such counsel, are permitted by law.

8. Fractional Shares. Fractional shares shall not be issued upon the exercise of this Warrant, but in any case where the holder would, except for the provisions of this Section, be entitled under the terms hereof to receive a fractional share, the Corporation shall, upon the exercise of this Warrant for the largest number of whole shares then called for, pay a sum in cash equal to the sum of
(a) the excess, if any, of the Market Price of such fractional share over the proportional part of the Warrant Exercise Price represented by such fractional share, plus (b) the proportional part of the Warrant Exercise Price represented by such fractional share. For purposes of this Section, the term "Market Price" with respect to shares of Common Stock of any class or series means the last reported sale price or, if none, the average of the last reported closing bid and asked prices on any national or regional securities exchange or quoted in the National Association of Securities Dealers, Inc.'s Automated Quotations System ("Nasdaq"), or if not listed on a national or regional securities exchange or quoted in Nasdaq, the average of the last reported closing bid and asked prices as reported by bigcharts.com (or if this service is discontinued, such other reporting service acceptable to the Holder), or if no quotations in such Common Stock are available, the fair market value of the shares as determined in good faith by the Board of Directors of the Corporation.

9. Registration Rights. Holder shall have registration rights for the shares underlying its Warrants as described in the Registration Rights Agreement of this same date.

10. Limitation of Exercise of this Warrant. Despite anything to the contrary in this Warrant, the Holder may not exercise this Warrant during the time period and to the extent that the shares of Common Stock that the Holder could acquire upon the exercise hereof would cause Holder's Beneficial Ownership (as defined below) of the Corporation's Common Stock to exceed 4.99%. These limitations on the right to exercise this Warrant shall first reduce the Holder's Beneficial Ownership of the Corporation's Common Stock before limitation of the Holder's conversion rights, or the Corporation's right to make payments in Common Stock, under the Note. The parties shall compute the Holder's "Beneficial Ownership" of Common Stock in accordance with U.S. Securities and Exchange Commission Rule 13d-3. The Holder will, at the request of the Corporation, from time to time, notify the Corporation of the Holder's computation of Holder's Beneficial
Ownership. By written notice to the Corporation, the Holder may waive the provisions of this Section 10, but any such waiver will not be effective until the 61st day after delivery thereof.

      IN WITNESS WHEREOF, El Capitan Precious Metals, Inc. has caused this Warrant to be signed by its duly authorized officer and this Warrant to be dated October 28, 2005.

                                      EL CAPITAN PRECIOUS METALS, INC.



                                      By  /s/ Charles C. Mottley
                                          --------------------------------------
                                          Charles C. Mottley, President and
                                          Chief Executive Officer

                                  EXERCISE FORM

   (To Be Executed by the Registered Holder in Order to Exercise the Warrant)

To:  El Capitan Precious Metals, Inc.

The undersigned hereby irrevocably elects to exercise the attached Warrant to purchase for cash, ________________ of the shares issuable upon the exercise of such Warrant, and requests that certificates for such shares (together with a new Warrant to purchase the number of shares, if any, with respect to which this Warrant is not exercised) shall be issued in the name of:


                        NAME:
                                       -----------------------------------------

                        SOC. SEC. or
                        TAX I.D. NO.
                                       -----------------------------------------


                        ADDRESS:
                                       -----------------------------------------



                                       -----------------------------------------






Dated:          , 20
       ---------    ----               -----------------------------------------
                                       Signature *

* The signature on the Notice of Exercise of Warrant must correspond to the name as written upon the face of the Warrant in every particular without alteration or enlargement or any change whatsoever. When signing on behalf of a corporation, partnership, trust or other entity, please indicate your position(s) and title(s) with such entity.

                                 ASSIGNMENT FORM

   (To be Executed by the Registered Holder in Order to Transfer the Warrant)

To:  El Capitan Precious Metals, Inc.


      FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto ______________________________ the right to purchase the securities of El Capitan Precious Metals, Inc. to which the within Warrant relates and appoints _______________________, attorney, to transfer said right on the books of El Capitan Precious Metals, Inc. with full power of substitution in the premises.


Dated:               20
      --------------,  --                          -----------------------------
                                                   (Signature)

                                                    Address:

                                                   -----------------------------

                                                   -----------------------------